EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of YuMe, Inc. of our report dated April 3, 2013, relating to the financial statements of Crowd Science, Inc., which appears in YuMe Inc.’s Amendment No. 3 to the Registration Statement on Form S-1 (Registration No. 333-189772).  We also consent to the reference to us under the heading “Experts” in Amendment No. 3 to the Registration Statement on Form S-1 incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

August 6, 2013